UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2020

Medley Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
1-35040	(State or other jurisdiction of incorporation)	27-4576073
(Commission File Number)		(I.R.S. Employer Identification No.)
280 Park Avenue, 6th Floor East
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 759-0777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCC	The New York Stock Exchange
6.500% Notes due 2021	MCX	The New York Stock Exchange
6.125% Notes due 2023	MCV	The New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Medley Capital Corporation (the "Company") issued the press release attached hereto as Exhibit 99.2 in connection the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes (as defined below).

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On October 21, 2020, the Company caused notices to be issued to the holders of its 6.500% Notes due 2021 (CUSIP No. 58503F 403; NYSE: MCX) (the “Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes, pursuant to Section 1104 of the Indenture dated as of February 7, 2012, between the Company and U.S. Bank National Association, as trustee, and Section 101(h) of the Third Supplemental Indenture dated as of December 17, 2015. The Company will redeem $74,012,825 in aggregate principal amount of the issued and outstanding Notes on November 20, 2020 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon from October 31, 2020, through, but excluding, the Redemption Date. The Company intends to fund the redemption of the Notes with cash on hand. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the the possibility that the Company may explore strategic alternatives and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of the the Company’s common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to, the effects of changes in the Company’s credit rating; the Company’s ability to arrange and consummate financing or sale transactions or to access capital; whether the Company is able to generate sufficient cash flows and maintain adequate liquidity to meet its liquidity needs, service its indebtedness, repay existing debt obligations, and finance the ongoing obligations of its business; uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets, the global and U.S. economy, the operational and financial performance of the Company’s portfolio companies, and liquidity; and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of the Company’s Form 10-K for the fiscal year ended September 30, 2019, and its other reports filed with the Securities and Exchange Commission. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Redemption of 6.500% Notes due 2021
99.2	Press Release dated as of October 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2020		MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer